March 24, 2009

Securities and Exchange Commission
100 F. Street, N.E.
Washington, DC 20549

RE:	Can-Cal Resources, LTD

We have read the statements that we understand Can-Cal Resources, LTD will include under Item 4.01 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.

Very truly yours,

De Joya Griffith & Company, LLC

/s/ De Joya Griffith & Company, LLC Certified Public Accountants

2580 Anthem Village Dr., Henderson, NV 89052	Member Firm with
Telephone (702) 563-1600 ● Facsimile (702) 920-8049	Russell Bedford International